Exhibit 11 - Statement Regarding Computation of Per Share Earnings
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                                                        Three Months Ended June 30,
                                                        1996                   1995
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
NET INCOME                                         $  1,119,000           $  1,582,000
=========================================================================================

WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING                          5,689,465              4,763,227

WEIGHTED AVERAGE NUMBER OF
   COMMON STOCK EQUIVALENTS:
  Net shares assumed to be issued for
    dilutive stock options and warrants:                890,720              1,331,844
  Shares assumed to be issued on
    conversion of preferred stock:                    3,999,011              4,282,472
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TOTAL WEIGHTED AVERAGE COMMON
   AND COMMON EQUIVALENT SHARES
   OUTSTANDING                                       10,579,196             10,377,543
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EARNINGS PER COMMON SHARE (1)                    $         0.11         $         0.15
=========================================================================================

                                                         Six Months Ended June 30,
                                                        1996                   1995
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NET INCOME                                       $    2,099,000         $    3,242,000
=========================================================================================

WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING                          5,629,550              4,010,532

WEIGHTED AVERAGE NUMBER OF
   COMMON STOCK EQUIVALENTS:
  Net shares assumed to be issued for
    dilutive stock options and warrants:                897,111              1,842,241
  Shares assumed to be issued on
    conversion of preferred stock:                    4,029,780              4,338,425
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TOTAL WEIGHTED AVERAGE COMMON
   AND COMMON EQUIVALENT SHARES
   OUTSTANDING                                       10,556,441             10,191,198
=========================================================================================
EARNINGS PER COMMON SHARE (1)                    $         0.20         $         0.32
=========================================================================================


(1) There was no difference between primarily and fully diluted earnings per share in 1996 and 1995.

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